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                                                                    EXHIBIT 3(b)

                                     BYLAWS

                                       OF

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                        (AMENDED AS OF JANUARY 26, 1999)

                                    ARTICLE I

                                     OFFICES

         SECTION 1. Registered and Other Offices. The registered office of Peoples Heritage Financial Group, Inc. (hereinafter called the "Corporation") in the State of Maine shall be at One Portland Square, City of Portland, County of Cumberland. The Corporation may also have an office or offices and keep the books and records of the Corporation, in accordance with the laws of the State of Maine, at such other place or places either within or without the State of Maine as the Board of Directors of the Corporation (hereinafter called the "Board") may from time to time determine or the business may require. The principal office of the Corporation shall be located at One Portland Square, Portland, Maine.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. Place of Meetings. All meetings of the stockholders shall be held at the principal office of the Corporation at One Portland Square, Portland, Maine, or at such other place within or without the State of Maine as may from time to time be fixed by the Board.

         SECTION 2. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held either (i) at 10:00 A.M. on the fourth Tuesday of April of each year, if not a legal holiday, and if a legal holiday then on the next succeeding day not a legal holiday, or
(ii) at such other time as the Board shall designate.

         SECTION 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the Chairman of the Board, the President or a majority of the Board and shall be called by the Chairman of the Board, the President or the Clerk upon the written request of the holders of not less than 50% of the issued and outstanding capital stock of the Corporation entitled to vote on the matter for which the meeting is called, voting together as a single class; provided, however, that special meetings of stockholders also may be called in the manner specified in the Maine Business Corporation Act.


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         SECTION 4. Notices of Meetings. Except as may otherwise be required by law, notice of each meeting of stockholders, annual or special, shall be in writing and shall state the place where it is to be held, the date and hour of the meeting, and, in the case of a special meeting or when otherwise required by law, the purpose or purposes thereof, and a copy thereof shall be served either personally, by mail or any other means permitted by law upon each stockholder of record entitled to vote at such meeting, not less than 10 nor more than 60 days before the meeting. If mailed, it shall be directed to such stockholder at his address as it appears on the records of the Corporation. Attendance of a stockholder at a meeting, in person or by proxy, shall of itself constitute waiver of notice and call, and of any defects therein, except when the stockholder attends the meeting for the express and sole purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or that insufficient notice thereof was given. Notice of any adjourned meeting of stockholders need not be given except as otherwise provided in this Article II.

         SECTION 5. Quorum. Except as otherwise required by law, at each meeting of stockholders of the Corporation the holders of shares sufficient to cast a majority of the votes represented by all voting shares of the Corporation issued and outstanding and entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum. Stockholders present at a duly called or held meeting at which a quorum was once present may continue to do business at the meeting or any adjournment thereof, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         SECTION 6. Adjournments. Whether or not a quorum is present at any annual or special meeting of stockholders, a majority in interest of those present in person or by proxy and entitled to vote may adjourn the meeting from time to time to another time or place, at which time, if a quorum is present any business may be transacted which might have been transacted at the meeting as originally called. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 7. Organization. Each meeting of the stockholders shall be presided over by the Chairman of the Board, or in his absence by the President, or if neither the Chairman nor the President is present, by an Executive or Senior Vice President. The Clerk, or in his absence a temporary Clerk, shall act as secretary of each meeting of the stockholders. In the absence of the Clerk and any temporary Clerk, the chairman of the meeting may appoint any person present to act as secretary of the meeting. The chairman of any meeting of the stockholders, unless prescribed by law or regulation or unless the Chairman of the Board has otherwise determined, shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussions as seem to him in order.


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         SECTION 8. Proposals. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Clerk of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days prior to the anniversary date of the immediately preceding annual meeting. A stockholder's notice to the Clerk shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and
(d) any material interest of the stockholder in such business. Notwithstanding anything herein to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article II,
Section 8. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article II,
Section 8, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. This provision is not a limitation on any other applicable laws and regulations.

         At a special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a special meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or such other person or persons as are authorized to call special meetings of stockholders of the Corporation pursuant to Article II, Section 3 of these Bylaws.

         SECTION 9. Voting List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least 10 days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be in written or other form which may be translated to readable form. The requirement of a list may be satisfied by a card index showing the required information and alphabetically arranged; and the list may be classified by classes and series of stock held. If the Corporation maintains its stockholder records by means of electronic data processing equipment, such list may be printed or prepared on microfilm, provided that the Corporation shall provide the means of reducing or projecting such list to readable form so as to permit inspection by any stockholder in accordance with these Bylaws. The list of stockholders shall be subject to inspection by any stockholder at any time during usual business hours, for a period of not less than 10 days prior to such meeting. The list also shall be produced and kept open at the time and place of the meeting and subject to the inspection of any stockholder during such meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.


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         SECTION 10. Voting. At each meeting of the stockholders, every stockholder of record of the Corporation entitled to vote at such meeting shall be entitled to vote the common or other shares of voting stock standing in his name on the books of the Corporation and entitled to be voted at such meeting:

         (i) at the time fixed pursuant to Article VIII of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or

         (ii) if no such record date shall have been fixed, then at the close of business on the next day preceding the day on which notice of such meeting is given, or

         (iii) if notice of such meeting shall have been waived, then at the close of business on the day next preceding the day on which such meeting is held.

         Each share of Common Stock shall be entitled to one vote per share, and there shall be no cumulative voting in elections of directors. Except as permitted by law, shares of its own stock belonging to the Corporation shall not be voted directly or indirectly. Every stockholder entitled to vote at any meeting of stockholders may cast such vote in person or by proxy appointed by an instrument in writing, signed by such stockholder or his duly authorized attorney delivered to the secretary of the meeting; provided, however, that no proxy shall be voted after 11 months from its date, unless the proxy expressly and conspicuously provides for a longer duration. At all meetings of the stockholders all matters, except elections of directors and where other provision is made by law or by the Amended and Restated Articles of Incorporation of the Corporation, as amended (hereinafter called the "Articles of Incorporation"), or by these Bylaws, shall be decided by a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote thereon, provided that a quorum is present. Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If, at any meeting of stockholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote.

         SECTION 11. Inspectors. For each meeting of stockholders, the Board shall appoint one or more inspectors of election. If for any meeting the inspector(s) appointed by the Board shall be unable to act or the Board shall fail to appoint such inspector(s), inspector(s) may be appointed at the meeting by the chairman thereof. No director or candidate for the office of director shall act as an inspector for the election of directors; and inspectors need not be stockholders. The inspector(s) appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspector(s) at such meeting with strict impartiality and according to the best of their ability, and the oath so taken shall be subscribed by them. The inspector(s) shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies; they shall receive votes, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, determine and announce the


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results, and otherwise see that the vote or election is conducted with fairness to all stockholders. Upon request of the person presiding at the meeting or of any stockholder entitled or claiming to be entitled to vote thereat, the inspector(s) shall report in writing on any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by the inspector(s) shall be prima facie evidence of the facts stated therein and of the vote as certified by them.

         SECTION 12. Informal Action. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the stockholders entitled to vote with respect to the subject matter thereof and filed with the Clerk of the Corporation as part of the corporate records.

                                   ARTICLE III

                                    DIRECTORS

         SECTION 1. General Powers and Number. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders. The number of directors of the Corporation shall be determined as provided in the Articles of Incorporation.

         SECTION 2. Classification and Term. The Board shall be divided into three classes as nearly equal in number as the then total number of directors constituting the Board permits, with the term of office of one class expiring each year. At each annual meeting of stockholders, directors selected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors are elected and qualified.

         SECTION 3. Qualifications and Compensation.

         (a) No person may be elected as a director who, at the time of his election, is over 72 years of age; provided that if any director shall reach 72 years of age during his term of office as director, such director shall serve as director only until the next annual meeting of stockholders of the Corporation next following his attainment of age 72.

         (b) Members of the Board of the Corporation may receive a fee for the services rendered as a director, including a fixed sum and expenses for attendance at each meeting of the Board or committees thereof. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


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         SECTION 4. Nominations of Directors. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board or a committee appointed by the Board or by any stockholder entitled to vote generally in an election of directors. However, any stockholder entitled to vote generally in an election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid to the Clerk of the Corporation not later than (i) 90 days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

         SECTION 5. Quorum. At any meeting of the Board, a majority of the directors then holding office shall constitute a quorum for the transaction of business except where otherwise provided by law, the Articles of Incorporation or these Bylaws. In the absence of a quorum, a majority of the directors present may adjourn the meeting to some future time not more than 30 days later.

         SECTION 6. Voting. At all meetings of the Board, each director present shall have one vote. At all meetings of the Board, all questions, the manner of deciding which is not otherwise specifically regulated by law, the Articles of Incorporation or these Bylaws, shall be determined by a majority of the directors present at the meeting.

         SECTION 7. Place of Meeting. The Board may hold its meetings at such place or places within or without the State of Maine as the Board from time to time may determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

         SECTION 8. Annual Meeting. The Board shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual election of directors, on the same day and at the same place at which such election is held or at such other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the Board or in a consent and waiver of notice thereof signed by all directors.


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         SECTION 9. Regular Meetings. Regular meetings of the Board shall be held at such times and places as the Board may from time to time determine by resolution. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at said place at the same hour on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

         SECTION 10. Special Meetings; Notice. Special meetings of the Board shall be held whenever called by a majority of the Board, the Chairman of the Board or the President. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least three days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable or wireless, or be delivered personally or by telephone not later than the day before the day on which the meeting is to be held. Except as otherwise expressly required by law or these Bylaws, the purpose of any special meeting shall not be required to be stated in the notice thereof. Notice of any meeting of the Board shall not be required to be given to any director who signs a waiver of notice, either before or after the meeting, or who shall be present at such meeting, unless the director states his objection to the transaction of that item of business, on the ground of insufficiency of notice thereof, when the item of business is first brought before the meeting, and refrains from voting on or votes against such item of business.

         SECTION 11. Telephonic Meetings. The Board may hold a meeting by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Notice of such meeting, if any, shall be given as provided in Section 10 and shall give each director the telephone number at which, or other manner in which, he will be called.

         SECTION 12. Organization. At each meeting of the Board, the Chairman of the Board or in his absence the President, or in his absence a director chosen by a majority of the directors present, shall act as chairman of such meeting and preside thereat. The Clerk, or in the absence of the Clerk any person appointed by the chairman, shall act as secretary of the meeting and keep the minutes thereof. At all meetings of the Board, business shall be transacted in the order and in the manner determined by the chairman of the meeting, subject to the approval of the Board.

         SECTION 13. Informal Action. Any action required to be taken at a meeting of the directors or any action which may be taken at a meeting of the directors or of a committee of the directors, may be taken without a meeting if all of the directors, or all of the members of the committee, as the case may be, sign written consents setting forth the action taken or to be taken, at any time before or after the intended effective date of such action. Such consents shall be filed with the minutes of directors' meetings or committee meetings, as the case may be, and shall have the same effect as a unanimous vote.

         SECTION 14. Resignation. Any director may resign at any time by giving written notice to the Chairman or to the Clerk of the Corporation. Such resignation shall take effect upon receipt of such notice or any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


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         SECTION 15. Removal of Directors. At a duly constituted meeting of stockholders called expressly for the purpose, any director may be removed with or without cause by a vote of the holders of at least 67% of the shares then entitled to vote in an election of directors, voting as a single class; provided, however, that any director also may be removed for cause in the manner specified in the Maine Business Corporation Act. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the Articles of Incorporation of the Corporation and any resolutions adopted pursuant thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

         SECTION 16. Vacancies. Any vacancies occurring in the Board by reason of an increase in the number of directors may be filled by the Board, and any directors so chosen shall hold office until the next election of directors by the stockholders. Any other vacancy in the Board, whether by reason of death, resignation, removal or otherwise, may be filled by the remaining directors, or by a sole remaining director, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders and vacancies created with respect to any directorship of the directors so elected may be filled in the manner specified by the resolution or resolutions of the Board establishing such Preferred Stock.

         SECTION 17. Liability. A director shall not be held personally liable for monetary damages for failure to discharge any duty as a director unless the director is found not to have acted honestly or in the reasonable belief that the action was in or not opposed to the best interests of the Corporation or its stockholders. No amendment, modification or repeal of this Article III, Section 17 shall be inconsistent with applicable law or adversely affect the rights provided hereby with respect to any claim, issue or matter in any action, suit or proceeding that is based in any respect on any action or omission, or alleged action or omission, prior to such amendment, modification or repeal.

                                   ARTICLE IV

                         EXECUTIVE AND OTHER COMMITTEES

         SECTION 1. Executive Committee.

         (a) The Board may appoint from the Board an Executive Committee of not less than two members, and may delegate to such committee, except as otherwise provided by law or the Articles of Incorporation, the powers of the Board in the management of the business and affairs of the Corporation in the intervals between meetings of the Board in all cases in which specific directions


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shall not have been given by the Board, as well as the power to authorize the seal of the Corporation to be affixed to all papers which may require it.

         (b) Meetings of the Executive Committee shall be held at such times and places as the Chairman of the Executive Committee may determine. The Executive Committee, by a vote of a majority of its members, may appoint a Chairman and fix its rules of procedure, determine its manner of acting and specify what notice, if any, of meetings shall be given, except as the Board shall by resolution otherwise provide.

         (c) The Executive Committee shall keep minutes of all business transacted by it. All completed action by the Executive Committee shall be reported to the Board at its meeting next succeeding such action or at its meeting held in the month following the taking of such action, and shall be subject to revision or alteration by the Board.

         SECTION 2. Audit Committee. The Board shall designate not less than two members of the Board who are not employed by the Corporation to constitute an Audit Committee, which shall receive and evaluate internal and independent auditor's reports, monitor the Corporation's adherence in accounting and financial reporting to generally accepted accounting principles and perform such other duties as may be delegated to it by the Board. Meetings of the Audit Committee shall be held at such times and places as the Chairman of the Audit Committee may determine. The Audit Committee, by a vote of a majority of its members, may appoint a Chairman and fix its rules of procedure, determine its manner of acting and specify what notice, if any, of meetings shall be given, except as the Board shall by resolution otherwise provide.

         SECTION 3. Other Committees. The Board may, by resolutions passed by a majority of the Board, designate members of the Board to constitute other committees which shall in each case consist of two or more directors, and shall have and may execute such powers as may be determined and specified in the respective resolutions appointing them. A majority of all the members of any such committee may appoint a Chairman and fix its rules of procedure, determine its manner of acting and fix the time and place, whether within or without the State of Maine, of its meetings and specify what notice thereof, if any, shall be given, unless the Board shall otherwise by resolution provide. A majority of the Board shall have the power to change the membership of any such committee at any time, to fill vacancies therein and to discharge any such committee or to remove any member thereof, either with or without cause, at any time.

                                    ARTICLE V

                                    OFFICERS

         SECTION 1. Titles. The principal officers of the Corporation shall be a Chairman of the Board, a President and a Treasurer. Other officers may be appointed in accordance with the provisions of this Article V and any two or more offices may be held by the same person. Officers


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of the Corporation shall furnish to the Board a bond in such amount as the Board shall deem necessary, and shall, upon taking office, take and subscribe to an oath as provided under Maine law.

         SECTION 2. Election, Term of Office and Qualifications. The principal officers shall be elected annually by the Board. Each officer, except as may be appointed in accordance with the provisions of this Article V, shall hold office until his successor shall have been chosen and shall qualify or until his death or until he shall have resigned or until he shall have been removed in the manner hereinafter provided.

         SECTION 3. Appointive Officers. The Board may from time to time appoint or delegate the appointment of such other officers and assistant officers and agents as it may deem necessary. Such officers shall hold office for such period, have such authority and perform such duties, subject to the control of the Board, as are in these Bylaws provided or as the Chief Executive Officer designated by the Board or the Board may from time to time prescribe. The Chief Executive Officer shall have authority to appoint and remove appointive officers, agents and employees and to prescribe their powers and duties and may authorize any other officer or officers to do so.

         SECTION 4. The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and the Board, and the Chairman shall perform such duties as the Board may from time to time prescribe.

         SECTION 5. The President. In the absence or inability to act of the Chairman of the Board, the President shall, when present, act as ex officio chairman and shall preside at all meetings of the Board and the stockholders. Unless the Chairman of the Board is designated by the Board as the Corporation's Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation and shall have general charge of the business affairs and property of the Corporation. He shall have such other powers and perform such duties as may from time to time be assigned to him by the Board or as may be prescribed by these Bylaws.

         SECTION 6. The Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected or authorized to be selected by the Board; shall render or cause to be rendered a statement of the condition of the finances of the Corporation at all regular meetings of the Board, and a full financial report at the annual meeting of stockholders, if called upon so to do; shall receive and give receipt for moneys due and payable to the Corporation from any source whatsoever; and, in general, shall perform or cause to be performed all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or as may be prescribed in these Bylaws.

         SECTION 7. The Clerk. In addition to the foregoing officers, the Board shall appoint a Clerk of the Corporation, who shall be a resident of the State of Maine. The Clerk shall perform the functions required by law, shall not be deemed an officer of the Corporation as a result of serving in such capacity and shall not be liable in that capacity for any liabilities of the Corporation,


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including without limitation debts, claims, taxes, fines or penalties. The Clerk shall keep, at the registered office of the Corporation or at another office of the Corporation to which he has ready access, in a book kept for such purpose, the records of all stockholders' meetings, including records of all votes and minutes of such meetings. He may keep the stock transfer book and shall keep on file a list of stockholders entitled to vote at each meeting and the most recent list of stockholders. He may certify all votes, resolutions and actions of the stockholders and of the Board. He shall attend the meetings of the directors and the stockholders and record the proceedings in books kept for that purpose; and, in his absence, a temporary Clerk shall be appointed and shall record such meetings. He may give or cause to be given notice of all stockholders' and directors' meetings. He shall have custody of the corporate seal and he shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

         SECTION 8. Resignation. Any officer may resign at any time by giving written notice to the President or the Clerk. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 9. Removal. Except as otherwise required by law, any officer elected or appointed directly by the Board may only be removed, either with or without cause, at any time by the vote of the majority of the Board at any meeting of the Board called for that purpose. Any officer otherwise appointed pursuant to this Article V may be removed, either with or without cause, by the Board, the Executive Committee or the Chief Executive Officer.

         SECTION 10. Vacancies. A vacancy in any office because of death, resignation, removal or other causes shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular election or appointment to such office.

                                   ARTICLE VI

                                 INDEMNIFICATION

      SECTION 1. Indemnification. Without limitation, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the full extent permitted by the Maine Business Corporation Act, provided that the Corporation shall not be liable for any amount which may be due to any person in connection


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

with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by an indemnified person without its prior written consent, other than an action, suit or proceeding seeking indemnification from the Corporation.

         SECTION 2. Expenses. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt by the Corporation of a written undertaking by or on behalf of the director, officer, employee, agent, trustee, partner or fiduciary to repay such amount under the circumstances specified in the Maine Business Corporation Act and which otherwise meets the requirements of such Act. Such undertaking shall be an unlimited general obligation of the person seeking the advance, but need not be secured and may be accepted by the Corporation without reference to financial ability to make the repayment.

         SECTION 3. Other Rights and Remedies. The indemnification and entitlement to advances of expenses provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in that person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, agent, trustee, partner or fiduciary and shall inure to the benefit of the heirs, executors and administrators of such a person. A right to indemnification hereunder may be enforced by a separate action against the Corporation, if an order for indemnification has not been entered by a court in any action, suit or proceeding in respect to which indemnification is sought.

         SECTION 4. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise, against any liability asserted against that person and incurred by that person in any such capacity, or arising out of that person's status as such, whether or not the Corporation would have the power to indemnify that person against such liability under this Article VI.

         SECTION 5. Other. For purposes of this Article VI, references to the "Corporation" shall include, in addition to the surviving corporation or new corporation, any participating corporation in a consolidation or merger.

         SECTION 6. Modification. The duties of the Corporation to indemnify and to advance expenses to any person provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advancement of expenses or indemnification related to a claim based on an act or omission, or alleged act or omission, which took place prior to such amendment or repeal.


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

                                   ARTICLE VII

                     CONTRACTS, CHECKS, BANK ACCOUNTS, ETC.

         SECTION 1. Execution of Contracts. The Board may authorize any officer, employee or agent, in the name and on behalf of the Corporation, to enter into any contract or execute and satisfy any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

         SECTION 2. Loans. The President, or any officer, employee or agent authorized by the President or by the Board, may effect loans and advances at any time for the Corporation from any bank, trust company or other institutions or from any firm, corporation or individual and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and when authorized so to do may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board or the President may be general or confined to specific instances, or otherwise limited.

         SECTION 3. Checks, Drafts, Etc. All checks, drafts and other orders for the payment of money out of funds of the Corporation and all notes or other evidences of the Corporation shall be signed on behalf of the Corporation in such a manner as shall from time to time be determined by resolution of the Board.

         SECTION 4. Deposits. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation in such banks, trust companies or other depositories as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board.

         SECTION 5. General and Special Bank Accounts. The Board or the President or any other officer designated by the Board or appointed by the President and authorized by the Board or the President may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as may be selected by the President or any other officer or officers or agent or agents to whom power in that respect shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                                  ARTICLE VIII

                                  CAPITAL STOCK

         SECTION 1. Certificates of Stock. Every holder of shares of stock shall be entitled to have a certificate, in such form as the Board shall prescribe, certifying the number and class of shares of stock of the Corporation owned by him. Each such certificate shall be signed in the name of the


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

Corporation by the Chairman of the Board, the President or an Executive or Senior Vice President or a Vice President, and the Treasurer or an Assistant Treasurer or the Clerk. Signatures of such officers may be facsimiles to the extent permitted by the Maine Business Corporation Act. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who shall have signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by certificates for stock of the Corporation, the number of shares represented by such certificates, respectively, and the respective dates thereof, and, in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled and a new certificate or certificates shall not be issued in exchange for any existing certificates until such existing certificate shall have been so canceled, except in cases otherwise provided for in this Article VIII.

         SECTION 2. Transfer of Shares. Each transfer of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Clerk of the Corporation, or with a transfer agent appointed as in this Article VIII provided, upon the payment of any taxes thereon and the surrender of the certificate or certificates for such shares properly endorsed. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided that whenever any transfer of shares shall be made for collateral security and not absolutely, such fact, if known to the Corporation or to any such agent, shall be so expressed in the entry of transfer if requested by both the transferor and the transferee.

         SECTION 3. Date for Determining Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

         SECTION 4. Lost, Destroyed and Mutilated Certificates. The holder of any shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board may, in its discretion, and after the expiration of such period of time as it may determine to be advisable, cause to be issued to him a new certificate or certificates for shares of stock, upon the surrender of the mutilated certificate, or in case of loss or destruction of the certificate, upon proof satisfactory to the Board of such loss or destruction, and the Board may, in its discretion, require the owner of the lost, destroyed or mutilated certificate, or his legal representatives, to give the Corporation a bond, in such sum and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, destruction or mutilation of any such certificate or the issuance of such new certificate.

         SECTION 5. Examination of Books by Stockholders or Bondholders. The Board shall, subject to any applicable laws, have the power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the Corporation, or any of them, shall be open to the inspection of the stockholders or bondholders of the Corporation; and no stockholder or bondholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by any such law, unless and until authorized so to do by resolution of the Board or of the stockholders of the Corporation.

         SECTION 6. Stockholders to be Registered. Only those persons whose names are registered on the transfer books of the Corporation shall be entitled to be treated by the Corporation as holders of the stock listed in their respective names. The Corporation shall not be required to recognize any other equitable or legal claim to or interest in any shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Maine.

                                   ARTICLE IX

                                WAIVER OF NOTICE

         Whenever any notice is required to be given by these Bylaws or Articles of Incorporation, or by statute, the person entitled thereto may in person, or in the case of a stockholder by his attorney thereunto duly authorized, waive such notice in writing, whether before or after the meeting, or other matter in respect of which such notice is to be given, and in such event such notice need not be given to such person and such waiver shall be equivalent to such notice, and any action to be taken after such notice or after the lapse of a prescribed period of time may be taken without such notice and without the lapse of any period of time.

                                    ARTICLE X

                                      SEAL

         The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the year of its incorporation.


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

                                   ARTICLE XI

                                   FISCAL YEAR

         The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December in each year.

                                   ARTICLE XII

                             EMERGENCY PREPAREDNESS

         In the event of an emergency in the conduct of the business of the Corporation resulting from an attack on the continental United States or any nuclear or atomic disaster:

         A. The officers and employees of the Corporation shall continue to conduct the business of the Corporation under such guidance from the Board as may be available, except as to matters which by statute require specific approval of the Board, and subject to any directive of duly constituted authority during the emergency.

         B. In the absence or disability of any officer, or upon the refusal of any officer to act, the Board may delegate for the time being that officer's powers and duties to any other officer or director.

         C. In the event of an emergency so severe as to prevent the conduct and management of the business of the Corporation by the Board and the officers as contemplated by these Bylaws, any two or more available directors shall constitute an interim Executive Committee for the full conduct and management of the business of the Corporation, subject to such regulations as the Board may from time to time adopt for emergency preparedness, until such time as the interim Executive Committee determines that the Corporation can resume the conduct and management of the business of the Corporation in the manner contemplated by these Bylaws.

         D. If, as a consequence of an emergency, the Chief Executive Officer of the Corporation cannot be located or is unable to assume and continue his normal executive duties, then his powers and duties shall, without further action of the Board, be assumed by one of the following officers in the seniority set forth:

(1) President (unless he is serving as Chief Executive Officer);

(2) Executive Vice President;

(3) Senior Vice Presidents (in order of seniority); and

(4) Treasurer.


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

         The officer so assuming the powers and duties of the Chief Executive Officer shall continue to serve until the majority of the available directors certify in writing that either he is unable to serve longer in that capacity or an officer senior to him is available to assume the powers and duties of the Chief Executive Officer.

         E. If, as a consequence of an emergency, the Treasurer of the Corporation cannot be located or is unable to assume and continue his normal duties, then the powers and duties of the Treasurer shall, without further action of the Board, be assumed by one of the following officers in the seniority set forth:

(1) President (unless he is serving as Chief Executive Officer);

(2) Executive Vice President;

(3) Senior Vice Presidents (in order of seniority); and

(4) Assistant Treasurer.

         The officer so assuming the powers and duties of the Treasurer shall continue to serve until the majority of the available directors certify in writing that either he is unable to serve longer in that capacity or an officer senior to him is available to assume the powers and duties of the Treasurer.

         Anyone dealing with the Corporation may accept a certificate of two or more officers that a specified individual is the acting Treasurer hereunder and rely upon that certificate to remain in full force and effect until modified or cancelled by a certificate of change signed by three officers of the Corporation.

         F. If during such emergency, or as a consequence thereof, the business of the Corporation cannot be conducted and managed at its main office or at a duly authorized branch office, its business may be conducted and managed at such temporary location or locations as may be designated by the Board or by its interim Executive Committee for which provision is made above; and the business of the Corporation shall be returned from the temporary location or locations to the main office of the Corporation and its duly authorized branch offices as soon as practicable.

                                  ARTICLE XIII

                                   AMENDMENTS

         These Bylaws (including, without limitation, this Article XIII) may be altered, amended or repealed or new Bylaws may be adopted only by the Board.


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

                                   ARTICLE XIV

                                 USE OF PRONOUNS

         Use of the masculine gender in these Bylaws shall be considered to represent either masculine or feminine gender whenever appropriate.


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